Exhibit 4.43

Power of Attorney

I, Xiaohong Kou, a citizen of the People’s Republic of China (“China”) with Chinese Identification Card No.: XXXX, and a holder of 45% of the entire registered capital in Beijing Blue I.T. Technologies Co., Ltd. (“My Shareholding”), hereby irrevocably authorize ChinaCache Network Technology (Beijing) Co., Ltd. (“WFOE”) to exercise the following rights relating to My Shareholding during the term of this Power of Attorney:

The WFOE or its designated party is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attend shareholders’ meetings of Beijing Blue I.T. Technologies Co., Ltd. (“Beijing Blue I.T.”); 2) exercise all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and Beijing Blue I.T.’s Articles of Association , including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative (chairperson) , the director, supervisor, the chief executive officer and other senior management members of Beijing Blue I.T..

Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority under this Power of Attorney to execute the Transfer Contracts stipulated in Exclusive Option Agreement, to which I am required to be a party on behalf of myself, and to effect the terms of the Share Pledge Agreement and Exclusive Option Agreement including their respective subsequent supplements and amendments, to which I am a party.

All the actions associated with My Shareholding conducted by the WFOE (or its designated party) shall be deemed as my own actions, and all the documents related to My Shareholding executed by the WFOE (or its designated party) shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by the WFOE (or its designated party).

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The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am a shareholder of Beijing Blue I.T..

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

After the date of execution, this Power of Attorney will supersede the Power of Attorney I have executed on September 23, 2005.

Xiaohong Kou

		By:	/s/Xiaohong Kou

		Date:	2016-12-19

Witness:	/s/ Chen Li

Name	Chen Li

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Power of Attorney

I, Song Wang, a citizen of the People’s Republic of China (“China”) with Chinese Identification Card No.: XXXX, and a holder of 55% of the entire registered capital in Beijing Blue I.T. Technologies Co., Ltd. (“My Shareholding”), hereby irrevocably authorize ChinaCache Network Technology (Beijing) Co., Ltd. (“WFOE”) to exercise the following rights relating to My Shareholding during the term of this Power of Attorney:

The WFOE or its designated party is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attend shareholders’ meetings of Beijing Blue I.T. Technologies Co., Ltd. (“Beijing Blue I.T.”); 2) exercise all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and Beijing Blue I.T.’s Articles of Association , including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative (chairperson) , the director, supervisor, the chief executive officer and other senior management members of Beijing Blue I.T..

Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority under this Power of Attorney to execute the Transfer Contracts stipulated in Exclusive Option Agreement, to which I am required to be a party on behalf of myself, and to effect the terms of the Share Pledge Agreement and Exclusive Option Agreement including their respective subsequent supplements and amendments, to which I am a party.

All the actions associated with My Shareholding conducted by the WFOE (or its designated party) shall be deemed as my own actions, and all the documents related to My Shareholding executed by the WFOE (or its designated party) shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by the WFOE (or its designated party).

1

The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am a shareholder of Beijing Blue I.T..

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

After the date of execution, this Power of Attorney will supersede the Power of Attorney I have executed on September 23, 2005.

Song Wang

		By:	/s/Song Wang

		Date:	2016-12-19

Witness:	/s/ Chen Li

Name	Chen Li

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